Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Amendment No. 1 to Commercial Agreement

This Amendment No. 1 (this “Amendment”) to the Commercial Agreement (the “Commercial Agreement”), dated as of the Effective Date, is between: Microsoft Corporation, a Washington corporation (“Microsoft”); Barnes and Noble, Inc., a Delaware corporation (“B&N”); and NOOK Media LLC, a Delaware limited liability company (“NewCo”).  Terms defined in the Commercial Agreement will have the same meanings when used in this Amendment with initial letters capitalized.

1.           Section 2.1.1 of the Commercial Agreement is hereby amended to read in its entirety as follows:

“2.1.1  NewCo Windows App. NewCo will develop and obtain certification of the NewCo Windows App (including subsequent versions and updates) in accordance with this Agreement and the App Developer Agreement. NewCo will complete development, obtain certification and commercially release the first version of the NewCo Windows App for Windows 8 (both x86 and ARM) in the Windows Store with a target Launch Date of [***] and the second version with a target release date of  [***]. This first version of the NewCo Windows App will provide at least the following functionality: [***], and a Windows metro-style user interface; provided that, notwithstanding Sections 1.3(e), 1.4(e), 4.1 and 4.2 such first version will not be required to use the Microsoft Commerce Platform or the Microsoft ID System. The second version of the NewCo Windows App will use the Microsoft Commerce Platform and Microsoft ID System in accordance with the provisions of this Agreement. All subsequent versions thereafter will also include support for all Content types in the NewCo Store and all Consumption Experiences. The NewCo Windows App will be provided at no cost to end users.”

2.           Section 7.2.1(a) of the Commercial Agreement is hereby amended to read in its entirety as follows:

“(a)  $60,000,000 for the first Contract Year (“Year 1”), payable in equal quarterly installments at the beginning of each quarter of Year 1; provided that, if NewCo does not commercially release a version of the NewCo Windows App for Windows 8 (both x86 and ARM) that fully complies with all of the requirements set forth in Section 2.1.1 (including the requirement that such version use the Microsoft Commerce Platform and the Microsoft ID System) in the Windows Store prior to the end of the first quarter of Year 1, then, in the event the delay is not materially due to the availability of the Commerce Platform APIs or Microsoft ID System APIs or other acts of Microsoft or failures of Microsoft to undertake acts required by the Commercial Agreement or Commerce Platform Terms (including all documents incorporated by reference therein), Microsoft may defer payment of 100% of any subsequent installment until such commercial release;”

3.           Limited Amendment.  Except as specifically provided in this Amendment, the Commercial Agreement remains in full force and effect in accordance with its terms without any other amendments or modifications.

4.           Additional Provisions. Sections 14.4, 14.5, 14.6, 14.7, 14.8, 14.9, 14.10, 14.12 and 14.13 of the Commercial Agreement shall apply to this Amendment as if set forth fully herein.

This Amendment is entered into by the parties as of the Effective Date.

Microsoft Corporation	NOOK Media LLC
Signature: /s/ Peter S. Klein	Signature: /s/ Eugene V. DeFelice
Name: Peter S. Klein	Name: Eugene V. DeFelice
Title: Chief Financial Officer	Title: Vice President, General Counsel and Corporate Secretary
Barnes & Noble, Inc.
Signature: /s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel and Corporate Secretary